EXHIBIT 10.19

AMENDMENT TO THE

LKQ CORPORATION 401(K) PLUS PLAN II

WHEREAS, LKQ Corporation (“Company”) previously adopted the LKQ Corporation 401(k) Plus Plan II (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan in Section 10.3 thereof; and

WHEREAS, effective December 15, 2005, the Company desires to amend the Plan as set forth below;

NOW, THEREFORE, effective December 15, 2005, the Plan is amended as follows:

1. The first sentence of Section 4.1 is deleted in its entirety and replaced by the following:

Before the first day of each Plan Year (or otherwise as permitted by applicable law), a Participant may file with the Committee a Participation Agreement pursuant to which such Participant elects to make Deferrals.

2. Section 4.3 is deleted in its entirety and replaced by the following:

4.3. MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT.

A Participant may change his Deferrals during the annual election period which begins on December 1 and ends on December 31 of the calendar year preceding the Plan Year for which the change is to take effect. Under no circumstances may a Participant’s Participation Agreement be made, modified or revoked retroactively, nor may a Participant modify his Deferrals other than as set forth in this Section 4.3. Notwithstanding the foregoing, a Participant’s election shall be terminated in the event the Participant receives a distribution from the 401(k) Plan on account of hardship as provided in Section 4.7 hereof.

3. The following is added to the end of Section 7.1(b):

Such change shall not take effect until at least twelve (12) months after the date on which the change is made, and the first payment with respect to such election change shall not commence for a period of less than five (5) years from the date such payment would have otherwise been made had the change not occurred.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer this 15th day of December, 2005

LKQ CORPORATION

By:	/s/ Victor M. Casini
Title: Vice President and General Counsel